As filed with the Securities and Exchange Commission on January 15, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Managed Portfolio Series

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number) c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Leuthold Core ETF	NYSE Arca, Inc.
Leuthold Select Industries ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-172080

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 613 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-172080 and 811-22525), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No.0000894189-24-005942) on September 27, 2024, which is incorporated herein by reference.

The Trust currently consists of 31 separate series. Each series to which this filing relates and its respective IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Leuthold Core ETF	84-2579623
Leuthold Select Industries ETF	41-1975422

Item 2.Exhibits

A.
Registrant’s Certificate of Trust dated January 27, 2011 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-172080 and 811-22525), as filed with the SEC via EDGAR on February 4, 2011 (Accession Number: 0000894189-11-000434).

B.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated November 16, 2016, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-172080; 811-22525), as filed with the SEC via EDGAR on October 24, 2017. (Accession No. 0000894189-17-005617).

C.
Registrant’s Amended and Restated By-Laws dated May 4, 2011 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-172080; 811-22525), as filed with the SEC via EDGAR on May 5, 2011 (Accession No. 0000894189-11-002007).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Managed Portfolio Series

January 15, 2025

/s/ Brian Wiedmeyer
Brian Wiedmeyer President